Exhibit 99.1
JMP Securities Research Conference
May 2010

Safe Harbor
In keeping with the SEC’s “Safe Harbor” guidelines, certain statements made during this presentation could be considered forward-looking and subject to certain risks and uncertainties that could cause results to differ materially from those projected. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our business and investment strategy, our understanding of our competition, current market trends and opportunities, projected operating results, and projected capital expenditures.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy, and the degree and nature of our competition. These and other risk factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission.
EBITDA is defined as net income before interest, taxes, depreciation and amortization. EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price. EBITDA, FFO, AFFO, CAD and other terms are non-GAAP measures, reconciliations of which have been provided in prior earnings releases and filings with the SEC.
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Ashford Overview
Company snapshot
Focus on liquidity & capital
Proactive with maturities & covenants
Significantly reduced interest expense
Accretive share repurchases

Company Snapshot
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Portfolio Statistics AHT
Total Gross Assets $4.5 B
Peer Comparison (1) 2nd largest
# of Hotels 102
# of Rooms 22,141
ADR (2) $126.99
RevPAR (2) $84.94
1Q ‘10 AFFO Per Share $0.32
Financial Statistics
# Shares Outstanding(3) 75.7 M
Leverage Ratio(4) 58.8%
Debt Weighted Average Maturity 5.1 years
Debt Weighted Average Cost(5) 2.94%
Price per Key $147,000
(1) (1) Ranked by total gross assets of pure lodging peers. (2 (2) ) All 102 hotels for the three months ending 3/31/10. (3 (3) Diluted shares as of 3/31/10.
(4 (4) ) As defined by corporate credit facility, as of 3/31/10. (5) (5) Includes the effect of the interest rate swap.
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Company Snapshot
AHT geographic footprint captures majority of EBITDA from major US hotel markets
AHT’s portfolio is comprised of the strongest brands
— 90% of TTM EBITDA is from Hilton / Marriott(1)
— 95% of TTM EBITDA is from Hilton / Marriott / Starwood / Hyatt(1)

(1) As of 3/31/10 5 AHT Portfolio Diversity Chain Scale 4% 1% 38% 57%
Luxury Upper-Upscale Upscale Midscale w/o F&B
Geography 5% 1% 10% 11% 8% 26% 39%
S. Atlantic Pacific N. Central S. Central Mid Atlantic
Mountain N. England
Brand 5% 1% 5% 34% 55%
Marriott Hilton Hyatt Starwood Other Manager 1%2% 1% 16% 48% 32%
Marriott Remington Hilton
Hyatt Starwood Interstate
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Focus on Liquidity & Capital
Available Liquidity
• $172 million of unrestricted cash on hand as of 1Q ‘10 • 4 properties unencumbered by debt (Hampton Inn Jacksonville, Hilton Suites Auburn Hills, Hilton Rye Town, Residence Inn Manchester)
Strong Operating Performance
• RevPAR decreased 4.1% in 1Q ‘10 compared to budget of 10% decrease • Removing hotels under renovation, RevPAR decreased only 2.6% with a 9.4% decrease in ADR and a 468 basis point increase in OCC
• AFFO was $0.32 per diluted share in 1Q ‘10 vs. $0.31 per diluted share in the prior year quarter • Implemented full range of contingency plans
• Corporate G&A cuts
• Property manager affiliate is adept at cutting costs and preserving margins quickly
Prudent Capital Expenditures
• $69.2 million of capex was spent in 2009
• Capex budget for 2010 is $87 million, $18.2 million invested in 1Q ‘10
• Working with brands to reduce or postpone PIP exposure
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Proactive With Maturities & Covenants
AHT plans to shortly have all maturities addressed until 4Q 2011
Property Refinancings & Extensions
• Refinanced or modified $441 million of loans since Jan. 2009, netting $16.5 million in gross loan proceeds and unencumbering two assets
• Recently restructured Hilton La Jolla Torrey Pines and Capital Hilton loan, extending the maturity to 2013; the loan was set to mature in 2011
Returning to Lender
• Working with special servicer on $101 million Westin O’Hare loan to arrange consensual deed-in-lieu of foreclosure
Potential Restructure
• Stopped paying $5.8 million Manchester Courtyard loan due January 2011 to get into special servicing for ultimate extension

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Proactive With Maturities & Covenants Debt Maturities Through 2012 ($m) $500 $417 $400 $300 $203 $200 $100 $5 $0
2Q ‘10 3Q ‘10 4Q ‘10 1Q ‘11 2Q ‘11 3Q ‘11 4Q ‘11 1Q ‘12 2Q ‘12 3Q ‘12 4Q ‘12
Weighted average debt maturity in excess of 5.1 years (fully extended)
Cushion in current financial covenants
Credit Facility Covenant Tests (as of 3/31/10)Test Actual Maximum leverage ratio 65.0% 58.8% Minimum fixed charge coverage ratio (TTM) 1.25x 1.69x
Note: maturity dates without extensions
— 2010: $203m — extendable to 2011; $167m — extendable to 2012
— 2011: $5m — no extensions; $250m — extendable to 2012; $53m — extendable to 2013
— 2012: $61m — extendable to 2014
Note: Debt maturity schedule assumes extendable loans are extended and excludes JV debt.
Initial maturity on the revolver is 2010, but is
9 extendable for two additional years assuming covenants are met.

Significantly Reduced Interest Expense
AHT’s Floating-Rate Debt Advantage
• 98% of AHT’s $2.8 billion of debt is floating-rate or swapped to floating-rate
• Weighted average interest rate after swap of 2.94%
• LIBOR and hotel RevPAR are highly correlated
• Swaps and flooridors have saved $57 million over the past 12 months; rates could increase 45 bps without significantly reducing the benefit received
• Historical precedent shows that the Federal Reserve tends to keep rates low for an extended period of time after recessionary periods
Hypothetical LIBOR 2010 Total Hedge Cash Flow Receipts
0.00% $62,100,000
0.25% $62,100,000
0.50% $62,100,000
0.75% $62,100,000
1.00% $53,100,000
1.25% $44,100,000
1.50% $35,100,000
1.75% $26,100,000
2.00% $21,600,000
2.25% $17,100,000
2.50% $12,600,000
2.75% $8,100,000
3.00% $3,600,000
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Accretive Share Repurchases
AHT, through its share repurchase program, seeks to capitalize on the future growth of its hotel platform
Since inception, AHT has repurchased 71.5 million shares, nearly half of the company, while our peers have diluted their shareholders by an average of approx 57%
We believe that this strategy gives AHT the potential to realize outsized returns during the recovery
# of Common Shares Repurchased Since Inception
Total Shares Repurchased: 71.5 million for $224.1 million (avg. price of $3.13)
Price Paid Per Share
$7.67 $6.56 $0.00 $4.16 $2.15 $1.36 $3.08 $3.05 $4.43 $5.72
25,000,000 23,436,236 20,000,000 15,000,000 11,705,366,885,420 10,000,000 6,323,598 6,293,953 5,734,999 5,068,360 5,000,000 2,366,300
700,800 —4Q ‘07 1Q ‘08 2Q ‘08 3Q ‘08 4Q ‘08 1Q ‘09 2Q ‘09 3Q ‘09 4Q ‘09 1Q ‘10
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Ashford Overview
Company snapshot
Focus on liquidity & capital
Proactive with maturities & covenants
Significantly reduced interest expense
Accretive share repurchases

JMP Securities Research Conference
May 2010